                              Exhibit 1.2

                      WILLAMETTE INDUSTRIES, INC.
                             $____________
                     Medium-Term Notes, Series __
                 Due From Nine Months to Thirty Years
                          From Date of Issue


                        DISTRIBUTION AGREEMENT



                                                     ____________, 19__


____________________________
____________________________
____________________________

____________________________
____________________________
____________________________



Dear Sirs:

        Willamette Industries, Inc., an Oregon corporation (the "Company"), confirms its agreement with each of you (individually, an "Agent", and collectively, the "Agents") with respect to the issue and sale by the Company of up to $_____________ aggregate principal amount of its Medium-Term Notes, Series __ (the "Notes"), due from nine months to thirty years from date of issue. The Notes will be issued under an indenture dated as of January 30, 1993 (the "Indenture"), between the Company and The Chase Manhattan Bank (National Association), as trustee (the "Trustee"). The Notes will be issued in minimum denominations of $1,000 and in denominations exceeding such amount by integral multiples of $1,000, will be issued only in fully registered form, and will have the maturities, annual interest rates (whether fixed or floating), redemption provisions and other terms set forth in a pricing supplement (the "Pricing Supplement") to the Prospectus referred to below. The Notes will be issued, and the terms thereof established, in accordance with the Indenture and the Medium-Term Note Administrative Procedures attached hereto as Exhibit A (the "Procedures") (unless a Terms Agreement (as defined in Section 2(b)) modifies or otherwise supersedes the Procedures with respect to the Notes issued pursuant to such Terms Agreement). The Procedures may only be amended by written agreement of the Company


and each Agent after notice to, and in the case of amendments that affect the rights, duties or obligations of the Trustee, with the approval of, the Trustee.

          1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Agent that:

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and the rules and regulations under the Act of the Securities and Exchange Commission (the "Commission") and has filed with the Commission a registration statement on such Form (File No. 33-______), which has become effective for the registration under the Act of $____________ aggregate principal amount of senior debt securities (including the Notes) (the "Securities"). Such registration statement, as it may be amended or supplemented, meets the requirements set forth in Rule 415(a) under the Act and complies in all other material respects with said Rule. In connection with the offering and sale of Notes, the Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement to the form of prospectus included in such registration statement relating to the Notes and the plan of distribution thereof and has previously advised the Agents of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended to the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus, as supplemented pursuant to the previous sentence, is hereinafter called the "Prospectus". Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
     Item 12 of Form S-3 that were filed under the Securities Exchange Act of 1934 (the "Exchange Act") on or before the date of this Agreement or the date of the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference.

          (b) As of the date hereof, when any amendment to the Registration Statement becomes effective (including the date of the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Prospectus is filed with the Commission, as of the date of any Terms Agreement (as defined by Section 2) and at the date of delivery by the Company of any Notes sold hereunder (a "Settlement Date"), (i) the Registration Statement, as amended as of any such time, and the Prospectus, as supplemented as of any such time, and the Indenture complied and will comply in all material respects with the applicable requirements
     of the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Exchange Act and the respective rules and regulations thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Prospectus, as supplemented as of any such time, contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement that shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by any Agent specifically for use in connection with the preparation of the Registration Statement and the Prospectus or any amendment thereof or supplement thereto.

          (c) As of the time any Notes are issued and sold hereunder, the Indenture will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms and such Notes will have been duly authorized, executed, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture.

          2. Appointment of Agents; Solicitations by the Agents of Offers to Purchase; Sales of Notes to a Purchaser.

          (a) Subject to the terms and conditions set forth herein, and to the reservation by the Company of the right to sell Notes at any time directly to investors on its own behalf or to one or more underwriters, the Company hereby authorizes each Agent to act as agent of the Company to solicit offers for the purchase of all or part of the Notes from the Company.

          On the basis of the representations and warranties and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus as amended or supplemented and in the Procedures.

          The Company reserves the right in its sole discretion to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.





          The Company agrees to pay each Agent a commission which may be in the form of a discount in U.S. dollars, at the time of settlement of each sale of Notes by the Company as a result of a solicitation made by such Agent, in an amount equal to that percentage specified in
Schedule I hereto of the aggregate principal amount of the Notes sold by the Company. Such commission shall be payable as specified in the Procedures.

          Subject to the provisions of this section and to the Procedures, offers for the purchase of Notes may be solicited by each Agent as agent for the Company at such time and in such amounts as such Agent deems advisable; provided, however, that so long as this Agreement shall be in effect, and except that the Company may sell Notes at any time directly to investors on its own behalf or to one or more underwriters, the Company shall not solicit or accept offers to purchase Notes through any agents other than the Agents. Nothing in this Agreement shall limit the Company's right to authorize, issue, solicit, or accept offers to purchase its debt securities, including medium-term notes, other than the Notes.

          Notwithstanding anything to the contrary contained herein, the Company may authorize any other person, partnership or corporation (an "Additional Agent") to act as its agent to solicit offers for the purchase of all or part of the Notes of the Company. The appointment of an Additional Agent shall be effected by the Company's addition of the name and address of the Additional Agent to the signature page of a counterpart of this Agreement, the execution of such counterpart by the Additional Agent, and the delivery of executed copies of such counterpart to each of the Agents and their counsel. Thereafter the term "Agent" as used in this Agreement shall mean the Agents and such Additional Agent. At such time, the Additional Agent shall specify its requirements for the delivery of certificates, letters and opinions as are set forth in Section 5.

     (b) Subject to the terms and conditions stated herein, the Company agrees that, whenever the Company determines to sell Notes directly to any Agent as principal for resale to others, it will enter into a separate agreement relating to such sale in accordance with the provisions of this Section 2(b). For the purposes of this Agreement, the term "Agent" shall refer to each of you acting solely in the capacity as agent for the Company hereunder and not as principal; the term "Purchaser" shall refer to each of you acting solely as principal hereunder and not as agent, and the term "you" shall refer to each of you acting in both such capacities or in either such capacity.

          Each sale of Notes to a Purchaser shall be made in accordance with the terms of this Agreement and a supplemental agreement relating to such sale. Each such supplemental agreement (which may either be an oral agreement confirmed in writing or a written agreement substantially in the form of Exhibit B hereto and which may be effected through an exchange by facsimile transmission of an agreement between the Purchaser and the Company) is hereby referred to as a "Terms Agreement". A Purchaser's commitment to purchase Notes shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased by

the Purchaser pursuant thereto, specify the principal amount of such Notes, the maturity date of such Notes, the price to be paid to the Company for such Notes, the rate at which interest will be paid on the Notes, whether such rate of interest shall be fixed or floating and, if floating, the basis for determining such rate and the dates on which interest shall be paid, the closing date, time and location for delivery of the Notes and payment therefor (which date and time are referred to herein as the "Closing Date"), the type of funds for payment and any requirements for the delivery of the opinion of counsel, the certificates from the Company or its officers, or the letter from KPMG Peat Marwick pursuant to Section 6(b). Any such Terms Agreement may also specify the period of time referred to in
Section 4(l).

          Delivery of the certificates for Notes sold to a Purchaser pursuant to any Terms Agreement shall be made as agreed to between the Company and the Purchaser as set forth in the Procedures unless otherwise set forth in such Terms Agreement, not later than the Closing Date set forth in such Terms Agreement, against payment to the Company of the net amount due to the Company for such Notes in the type of funds set forth in such Terms Agreement.

          Unless otherwise agreed to between the Company and the Purchaser in a Terms Agreement, any Notes sold to a Purchaser may be resold by such Purchaser at varying prices from time to time or, if set forth in the applicable Terms Agreement and Pricing Supplement, at a fixed public offering price. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto.

          3.  Offering Procedure.

          (a) Unless otherwise agreed between the Company and each Agent, each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by such Agent (unless such offer is rejected by such Agent in accordance herewith) on terms previously communicated by the Company to such Agent, and unless otherwise agreed between the Company and each Agent in writing, the Company shall have the sole right to accept such offers to purchase Notes and may, in its absolute discretion, refuse any proposed purchase of Notes in whole or in part for any reason.

          (b) Unless otherwise agreed between the Company and each Agent, each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

          4.  Agreements.  The Company agrees with each Agent that:


          (a) Prior to the termination of the offering of the Notes (including by way of resale by a Purchaser of Notes), the Company will not file any amendment to the Registration Statement or supplement to the Prospectus (other than (1) by a supplement to the Prospectus (A) relating to an offering of securities other than the Notes, (B) relating to any offering of Notes by the Company directly to investors or to underwriters other than such Agent or (C) providing solely for the specification of the terms of a Note or Notes (excluding any change in the formula by which interest rates on the Notes may be determined) or (2) unless requested by such Agent, in connection with the filing of a document under Section 14 of the Exchange Act) unless the Company has furnished to such Agent a copy for its review prior to filing and will not file any such proposed amendment or supplement to which such Agent may reasonably object. With respect to any Notes to be sold to or through an Agent pursuant to this Agreement, the Company will prepare a Pricing Supplement with respect to such Notes in a form previously approved by such Agent. Subject to the foregoing, the Company will cause each supplement to the Prospectus to be filed (or transmitted for filing) with the Commission as required pursuant to Rule 424. The Company will promptly advise such Agent (i) when each supplement to the Prospectus shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424, (ii) when any amendment of the Registration Statement shall have been filed or become effective,
(iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. During any period during which a prospectus relating to the Notes is required to be delivered under the Act, the Company will
(i) use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof, and (ii) file within the prescribed time periods all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. In addition, on the date on which the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the Exchange Act, the Company will furnish to such Agent the information contained in such announcement. The Company also will furnish to such Agent copies of all material press releases or announcements furnished to news or wire services or otherwise released to the general public. The Company will immediately notify such Agent of (i) any decrease in the rating of the Notes or any other debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or (ii) any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, as soon as the Company learns of any such decrease or notice.
          (b) If, during any period in which a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Registration Statement, as then amended, or the Prospectus, as then supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, any facts or events arise which, individually or in the aggregate, would represent a fundamental change in the information set forth or in the Registration Statement or the Prospectus, or if, during any such period, it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations thereunder, the Company promptly will (i) notify such Agent to suspend the solicitation of offers to purchase Notes (and, if so notified by the Company, such Agent shall forthwith suspend such solicitation and cease using the Prospectus as then supplemented),
(ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement that will correct such statement or omission or an amendment or supplement that will effect such compliance and (iii) will supply any such amended Registration Statement or supplemented Prospectus to such Agent in such quantities as such Agent may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to such Agent pursuant to paragraph (f) of this Section 4 in connection with the preparation or filing of such amendment or supplement are reasonably satisfactory in all respects to such Agent, such Agent will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement if such an amendment is required, resume such Agent's obligation to solicit offers to purchase Notes hereunder.

          (c) As soon as practicable after any Settlement Date and after any Closing Date, but in any event not later than the Applicable Release Date (as defined below), the Company will make generally available to its security holders and to such Agents an earnings statement or statements covering a period of at least 12 months beginning after the Applicable Effective Date (as defined below) that will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, "Applicable Effective Date" means the latest of (i) the effective date of the Registration Statement relating to the Notes, (ii) the effective date of the most recent post-effective amendment to the Registration Statement filed for a purpose specified in paragraph (c)(2) of Rule 158 under the Act to become effective prior to such Settlement Date or Closing Date and (iii) the date of filing of the Company's most recent annual report on Form 10-K filed with the Commission prior to such Settlement Date or Closing Date, and "Applicable Release Date" means
(i) the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Applicable Effective Date or
(ii) if such fourth fiscal quarter is the last quarter of the Company's fiscal year, the 90th day after the end of such fourth fiscal quarter.

          (d) The Company will furnish to such Agent and to its counsel, without charge, (i) copies of the Registration Statement (including exhibits thereto) and each amendment thereto that shall become effective and, so long as delivery of a prospectus may be

required by the Act, as many copies of the Prospectus and any supplements thereto as such Agent may reasonably request, (ii) copies of all reports or other communications (financial or other) furnished to shareholders, and (iii) copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed.

          (e) The Company will use its best efforts to arrange for the qualification of the Notes for sale under the laws of such domestic jurisdictions as such Agent may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Notes, and will arrange for the determination of the legality of the Notes for purchase by institutional investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now subject to such service of process.

          (f) The Company shall furnish to such Agent and counsel for such Agent, such certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Prospectus, and any amendments or supplements thereto, the Indenture, the Notes, this Agreement, the Procedures and the performance by the Company of its obligations hereunder and thereunder as such Agent may from time to time, and at any time prior to the termination of this Agreement, reasonably request.

          (g) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing (or otherwise producing) and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the Indenture, this Agreement and all other documents relating to the offering, the cost of preparing, printing (or otherwise producing), packaging and delivering the Notes, the fees and disbursements, including fees of counsel, incurred in connection with the qualification of the Notes for sale and determination of eligibility for investment of the Notes under the securities or Blue Sky laws of each such domestic jurisdiction as such Agent may reasonably designate, the fees and disbursements of the Trustee and any Calculation Agent (as such term is used in the Prospectus, as supplemented, relating to the Notes) and the fees of any agency that rates the Notes, (ii) reimburse such Agent on a monthly basis for all out-of-pocket expenses incurred by such Agent and approved by the Company in advance, in connection with the offering and the sale of the Notes, and (iii) be responsible for the reasonable fees and disbursements of such Agent's counsel incurred heretofore or hereafter in connection with the offering and sale of the Notes.

          (h) Each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation that the representations and warranties of the Company in Section l are true and correct at the time of such acceptance, as though made at and
as of such time, and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Notes relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall relate to the Registration Statement and Prospectus as amended or supplemented at each such time). Each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the Settlement Date for the sale of such Notes, after giving effect to the issuance of such Notes and of any other Securities to be issued and sold by the Company on or prior to such Settlement Date, the aggregate amount of Securities (including any Notes) which have been issued and sold by the Company will not exceed the amount of Securities registered pursuant to the Registration Statement. The Company will inform such Agent promptly upon its request of the aggregate amount of Securities registered under the Registration Statement which remain unsold.

          (i) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than (1) by a supplement to the Prospectus (A) relating to an offering of securities other than the Notes, (B) relating to any offering of Notes by the Company directly to investors or to one or more underwriters other than such Agent or (C) providing solely for the specification of the terms of a Note or Notes (excluding any change in the formula by which interest rates on the Notes may be determined) or (2) unless requested by such Agent, in connection with the filing of a document under Section 14 of the Exchange Act), the Company will deliver or cause to be delivered forthwith to such Agent a certificate of the Company signed by the Chairman and Chief Executive Officer, the President or an Executive Vice President and the principal financial or accounting officer of the Company, dated the date of the effectiveness of such amendment or the date of filing of such supplement, in form reasonably satisfactory to such Agent, to the effect that the statements contained in the certificate that was last furnished to such Agent pursuant to
Section 5(d) are true and correct at the time of the effectiveness of such amendment or the filing of such supplement as though made at and as of such time (except that (i) the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission shall be substituted for the corresponding date in such certificate and (ii) such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(d), but modified to relate to the representations and warranties of the Company as if made on the date of such certificate and to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement.

          (j) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than (1) by a supplement to the Prospectus (A) relating to an offering of securities other than the Notes, (B) relating to any offering of

Notes by the Company directly to investors or to one or more underwriters other than such Agent or (C) providing solely for the specification of the terms of a Note or Notes (excluding any change in the formula by which interest rates on the Notes may be determined) or
(2) unless requested by such Agent, in connection with the filing of a document under Section 14 of the Exchange Act), the Company shall furnish or cause to be furnished forthwith to such Agent a written opinion of counsel of the Company satisfactory to such Agent, dated the date of the effectiveness of such amendment or the date of filing of such supplement, in form satisfactory to such Agent, of the same tenor as the opinions referred to in Section 5(b) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement and with the statement required by the penultimate paragraph of Section 5(b) modified to reflect such counsel's actual participation or, in lieu of such an opinion, counsel last furnishing an opinion to such Agent may furnish a letter to the effect that such Agent may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

          (k) Each time that the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Registration Statement or the Prospectus, the Company shall cause KPMG Peat Marwick, its independent auditors, forthwith to furnish such Agent a letter, dated the date of the effectiveness of such amendment or the date of filing of such supplement, in form satisfactory to such Agent, of the same tenor as the letter referred to in Section 5(e) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; provided, however, that if the Registration Statement or Prospectus is amended or supplemented to include financial information as of and for a fiscal quarter, KPMG Peat Marwick may limit the scope of such letter by not making the statements required by
Section 5(e)(ii)(3), unless, in the reasonable judgment of such Agent, such letter should make such statements.

          (l) During the period, if any, specified in any Terms Agreement (whether orally or in writing), the Company shall not, without the prior consent of the Purchaser thereunder, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Notes being sold pursuant to such Terms Agreement, commercial paper and debt securities evidencing borrowings from banks).

          (m) The Company confirms as of the date hereof, and each acceptance by the Company of an offer to purchase Notes will be deemed to be affirmation, that the Company is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba (Section 517.075, Florida Securities and Investor Protection Act),

and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice if then required of such business or change, as appropriate, in a form acceptable to the Department.

          5. Conditions to the Obligations of the Agents. The obligations of any Agent to solicit offers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement (including the date of the filing of any document incorporated by reference therein), as of the date any supplement to the Prospectus is filed with the Commission and as of each Settlement Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued, and no proceedings for that purpose shall have been instituted or threatened; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent.

          (b) The Company shall have furnished to such Agent the opinion or opinions of Miller, Nash, Wiener, Hager & Carlsen, counsel to the Company, dated the date hereof to the effect that:

               (i) the Company has been duly incorporated and is validly existing as a corporation under the laws of the state of Oregon, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus;

              (ii) the establishment of the series constituting the Notes has been duly authorized and, when the terms of a particular Note have been duly established in conformity with the Indenture and such Note has been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchaser thereof in accordance with this Agreement, such
          Note will constitute a legal, valid and binding obligation of the Company entitled to the benefits provided by the Indenture;

             (iii) the Registration Statement and any amendments thereto have become effective under the Act; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or threatened or are contemplated by the Commission under the Act, and the Registration Statement and the Prospectus and any amendment or supplement thereto (as of their respective effective or issue dates) complied as to form in all material respects with the applicable requirements of the Act, the Exchange Act, the Trust Indenture Act, and the respective rules and regulations thereunder; the descriptions in the Registration Statement and the Prospectus of the Notes, of the Indenture, and of statutes, legal and governmental proceedings and contracts fairly present the information required to be shown; and to the knowledge of such counsel there are no legal or governmental proceedings required to be described in the Prospectus that are not described as required, nor are there any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; it being understood that such counsel need express no opinion as to the financial statements, financial schedules or other financial and statistical data contained in the Registration Statement, the Prospectus or any amendment or supplement thereto;

              (iv)  the Indenture has been duly authorized,
          executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms
          (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and to general equitable principles);

               (v) this Agreement and the Terms Agreement (if applicable) have been duly authorized, executed, and delivered by the Company; and

              (vi) no consent, approval, authorization or order of any United States or Oregon court or governmental agency or body is required for the consummation of the transactions contemplated herein except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the

          sale of the Notes as contemplated by this Agreement and such other approvals (specified in such opinion) as have been obtained.

          In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Agents, and counsel for the Agents, as applicable, at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except for those made under the captions "Description of Securities" in the Registration Statement and "Description of Notes" and "Plan of Distribution" in any prospectus supplement, insofar as they relate to the provisions of documents therein described) and on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel in the course of their representation of the Company that have led them to believe that either the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective and at the date of this Agreement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion or belief with respect to the financial statements, financial schedules and other financial and statistical data included in the Registration Statement, Prospectus or any amendment or supplement thereto).

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the state of Oregon or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to such Agent, and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials, and may assume the due authorization, execution and delivery of the Indenture by the Trustee.

          (c) Such Agent shall have received from Sullivan & Cromwell, counsel for the Agents, such opinion or opinions, dated the date hereof, with respect to the issuance and sale of the Notes, the Indenture, the
     Registration Statement, the Prospectus and other related matters as such Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely, as to the incorporation of the Company and all matters governed by Oregon law, on the opinion referred to in Section 5(b) above.

          (d) The Company shall have furnished to such Agent a certificate of the Company, signed by the Chairman and Chief Executive Officer, the President or an Executive Vice President and the principal financial or accounting officer of the Company, dated the date hereof, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that, to the best of the signers' knowledge, after reasonable investigation:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agent to solicit offers to purchase the Notes;

              (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and

             (iii) since the date of the most recent financial statements included or incorporated in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries (taken as a whole), whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

          (e) On the date hereof, KPMG Peat Marwick shall have furnished to such Agent a letter or letters (which may refer to letters previously delivered to such Agent), dated as of the date hereof, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

              (i)  in their opinion the audited financial
          statements and financial statement schedules included or incorporated in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published

          rules and regulations thereunder with respect to financial statements and financial statement schedules;

              (ii) on the basis of a reading of the latest unaudited consolidated financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, directors, and executive committee of the Company; and inquiries of certain officials of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements included or incorporated in the Registration Statement and Prospectus, nothing came to their attention which caused them to believe that:

                  (1) the unaudited financial statements
              included in the Company's quarterly
              reports on Form 10-Q incorporated by
              reference in the Registration Statement
              and the Prospectus, if any, do not comply as to form in all material respects with the accounting requirements of the
              Exchange Act and the published rules and regulations thereunder applicable to
              Form 10-Q or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements incorporated in the Registration Statement and the Prospectus (except as to matters of presentation and disclosure as permitted by Form 10-Q); or

                  (2) the amounts in the "Selected
              Consolidated Financial Data" included or incorporated in the Registration Statement and the Prospectus do not agree with the corresponding amounts in the financial statements from which such amounts were derived or were not determined on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus or do not agree with the accounting records of the Company and its subsidiaries; or

                  (3) with respect to the period
              subsequent to the date of the most recent financial statements incorporated in the
              Registration Statement and the Prospectus, at a specified date not more than five business days prior to the date of the letter there were any changes in the capital stock (other than as a result of awards or amortization of restricted stock and the exercise of options granted under employee stock option plans of the Company), or increases in long-term debt or short-term debt of the Company and its consolidated subsidiaries (other than increases which in the aggregate do not exceed 5 percent of the sum of the long-term debt and short-term debt of the Company and its consolidated subsidiaries as shown on the most recent balance sheet included or incorporated in the
              Registration Statement and the
              Prospectus), or there were any decreases in net current assets or net assets of the Company and its consolidated subsidiaries, in each case as compared with the corresponding amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration
              Statement and the Prospectus, or for the period from the date of the most recent financial statements incorporated in the
              Registration Statement and the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales, net operating income, or the total or per share amounts of income before extraordinary items or of net income, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by such Agent; and

             (iii)  they have performed certain other
          specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) included or incorporated in the Registration Statement and the Prospectus as amended or

           supplemented, agrees with the accounting records of the
          Company and its subsidiaries, excluding any questions of
          legal interpretation; and

              (iv)  if unaudited pro forma financial
          statements are included or incorporated in the Registration Statement and the Prospectus, on the basis of a reading of the unaudited pro forma financial statements, carrying out certain specified procedures, inquiries of certain officials of the Company and the acquired company who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

          References to the Registration Statement and the Prospectus in this paragraph (e) are to such documents as amended and supplemented at the date of the letter.

          (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (as amended or supplemented) there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company and its subsidiaries taken as a whole which is, in the judgment of such Agent, after discussions with the Company, so material and adverse as to make it impractical or inadvisable to proceed with the soliciting of offers to purchase or delivery of the Notes as contemplated by the Registration Statement and the Prospectus (or, in the case of a Terms Agreement, to proceed with the offering or the delivery of the Notes to be purchased as contemplated by the Terms Agreement).

          (g) Subsequent to the execution of this Agreement there shall not have occurred any downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization", as defined for the purposes of Rule 436(g) under the Act, or any notice given by any such organization that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

          (h) Subsequent to the execution of this Agreement, there shall not have occurred any outbreak or material escalation of hostilities involving the United States or the declaration by the United States of a national

























































     emergency or war or the occurrence of any other calamity or crisis if the effect on the financial markets is such as to make it, in the judgment of such Agent, impracticable or inadvisable to proceed with the solicitation of offers to purchase or delivery of Notes as contemplated by the Registration Statement and the Prospectus (or, in the case of a Term Agreement, to proceed with the offering and delivery of the Notes to be purchased as contemplated by the Terms Agreement).

          (i) Subsequent to the execution of this Agreement
     (i) trading in securities generally, or in the securities of the Company, on the New York Stock Exchange shall not have been suspended or limited nor shall minimum prices have been established on such exchange, (ii) trading in any securities of the Company in the over-the-counter market shall not have been suspended, (iii) a banking moratorium shall not have been declared by federal, New York State, or Oregon State authorities.

          (j) Prior to the date hereof, the Company shall have furnished to such Agent such further information, certificates and documents as such Agent may reasonably request.

          If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to such Agent, this Agreement and all obligations of such Agent hereunder may be canceled at any time by such Agent. Notice of such cancellation shall be given to the Company in writing or by telephone confirmed in writing.

          The documents required to be delivered by this Section 5 shall be delivered at the office of Sullivan & Cromwell, counsel for the Agents, at 125 Broad Street, New York, New York 10004, on the date hereof.

          The obligation of the Agents to continue to solicit offers to purchase the Notes after the date of any amendment to the Registration Statement or supplement to the Prospectus shall also be subject to the condition that the Agents shall be entitled to receive, if any Agent so requests, an opinion of Sullivan & Cromwell, dated the date of such amendment or supplement, to the effect set forth in paragraph (c) above.

          6. Conditions to the Obligations of a Purchaser. The obligations of a Purchaser to purchase Notes pursuant to any Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date hereof, as of the date of the respective Terms Agreement and as of the Closing Date thereunder, to the performance and observance by


the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

          (a) With respect to any Notes sold at such Closing, the Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Notes shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Purchaser.

          (b) Except to the extent modified by the applicable Terms Agreement, the Purchaser shall have received, appropriately updated in a manner consistent with Section 5 hereof, (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 5(d),
     (ii) the opinion or opinions of Miller, Nash, Wiener, Hager & Carlsen, counsel to the Company, dated as of the Closing Date, to the effect set forth in Section 5(b), (iii) the opinion or opinions of Sullivan & Cromwell, counsel for the Purchaser, dated as of the Closing Date, to the effect set forth in Section 5(c), and (iv) the letter of KPMG Peat Marwick, dated as of the Closing Date, to the effect set forth in Section 5(e).

          (c) The conditions set forth in Sections 5(f), 5(g), 5(h), and 5(i) shall have been satisfied, but in each case only with respect to the period commencing on the date of the applicable Terms Agreement and events which occurred prior to such date shall be disregarded.

          (d) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser, this Agreement and all obligations of the Purchaser hereunder may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancellation shall be given to the company in writing or by telephone or telegraph confirmed in writing.

          7. Right of Person Who Agreed to Purchase to Refuse to Purchase. The Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of
the Agents shall have the right to refuse to purchase such Note if, at the Settlement Date therefor, any condition set forth in paragraphs (f), (g), (h) or (i) of Section 5 shall not be satisfied because an event specified in said paragraphs shall have occurred subsequent to the agreement to purchase such Note, the effect of which event is in the judgment of the Agent which presented the offer to purchase such Note, so material and adverse as to make it impractical or inadvisable to proceed with the sale and delivery of such Note (it being understood that under no circumstance shall any such Agent have any duty or obligation to the Company or to any such person to exercise the judgment permitted to be exercised under this Section 7).

          8.  Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless each Agent, the directors, officers, employees and agents of each Agent, and each person who controls each Agent within the meaning of the Act, if any, against any and all losses, claims, damages or liabilities, joint or several, to which any such Agent, director, officer, employee, agent, or controlling person may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, or in the Prospectus or any preliminary Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that
     (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any of you specifically for inclusion therein, and (ii) such indemnity with respect to any preliminary Prospectus or any Prospectus as supplemented or amended shall not inure to the benefit of any Agent (or any director, officer, employee, agent of or person controlling such Agent) from whom the person asserting any such loss, claim, damage or liability purchased the Notes that are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the
     Act and the untrue statement or omission or the alleged untrue statement or omission was corrected in the Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability that the Company may otherwise have.

          (b) Each Agent severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, to the same extent as the foregoing indemnity from the Company to you, but only with reference to written information relating to you furnished to the Company by or on your behalf specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that you may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, jointly with any other indemnifying party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate

     counsel, approved by the Agents in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). An indemnifying party shall not be liable for any claim or action settled without its consent.

          (d) If the indemnification provided for in this
     Section 8 shall for any reason (other than as specified herein) be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) above in respect of any loss, claim, damage or liability (or action in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable ("Losses") to such indemnified party as a result of such loss, claim, damage, or liability (or action in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and each of you from the offering of the Notes from which such Losses arise and the relative fault of the parties with respect to the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other with respect to such offering shall be determined in light of the relation of the total net proceeds received by the Company from the sale (before deducting expenses) of the Notes from which such Losses arise to the total commissions or discounts received by each Agent with respect to the sale of the Notes from which such Losses arise. The Company and each Agent agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, or liability (or action in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Agent shall be required to contribute any amount in excess of the amount by which the total commission or discount it received on Notes sold by it exceeds the amount of any damages which such Agent has otherwise paid or become liable to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent
     misrepresentation.  The obligations of the Agents in this
     Section 8(d) to contribute are several and not joint. For purposes of this Section 8, each person who controls any of you within the meaning of the Act or the Exchange Act and each director, officer, employee and agent of any of you shall have the same rights to contribution as you and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 8(d).

          9. Termination. This Agreement may be terminated by either the Company or any Agent (as to such Agent) by such party giving written notice of such termination to the other party or parties hereto. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party or parties to whom such notice is given. This Agreement may be terminated as to one or more of the Agents, and to the extent not terminated with respect to any Agent, this Agreement shall remain in full force and effect as between the Company and any such Agent. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in the fourth paragraph of
Section 2(a), Section 4(g), Section 8, Section 10 and Section 11. This Agreement will continue in effect until terminated as provided in this
Section 9.

          10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of each Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of such Agent or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Section 8 hereof shall survive the termination or cancellation of this Agreement. The provisions of this Agreement (including without limitation
Section 8 hereof) applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement. If at the time of termination of the Agreement any Purchaser shall own any Notes with the intention of selling them, the provisions of Sections 4(b), 4(d) and 4(e) shall remain in effect until such Notes are sold by the Purchaser or until the first anniversary of such termination, whichever shall first occur.

          11. Agents' Right to Commission Upon Default by the Company. Each Agent, in soliciting offers to purchase Notes from the Company and in performing the other obligations of such Agent hereunder (other than in respect to any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Company and not as principal. Except as provided in Section 2(b), under no circumstances will any Agent be obligated to purchase any Notes for its own account. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company was solicited by such Agent and has been accepted by
the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to an Agent, will be mailed, delivered, telexed or telecopied to such Agent, at the address specified below its signature hereto; or, if sent to the Company, will be mailed or delivered, telexed or telecopied to it at 3800 First Interstate Tower, 1300 S.W. Fifth Avenue, Portland, Oregon 97201, Attention: Secretary.

          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and, to the extent permitted in
Section 7, any person who has agreed to purchase Notes, and no other person will have any right or obligation hereunder.

          14. Time of the Essence; Business Day. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term "business day" shall mean any day when the office of the Commission in Washington, D.C. is normally open for business.

          15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the state of New York.

          16. Counterparts. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.
          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and the acceptance by each of you shall represent a binding agreement among the Company and each of you.

                              Very truly yours,

                              WILLAMETTE INDUSTRIES, INC.



                              By: _________________________________
                                  Name:  J. A. Parsons
                                  Title:   Executive Vice President
                                           and Chief Financial
                                           Officer


The foregoing Agreement is hereby
confirmed and accepted as of the
date hereof:


______________________________________


By:  _________________________________
     Name:
     Title:


______________________________________


By:  _________________________________
     Name:
     Title:













                              SCHEDULE I



Distribution Agreement dated ___________________, 19___

          Unless otherwise agreed between the Company and such Agent, the Company agrees to pay any Agent a commission equal to the following percentage of the principal amount of each Note sold as a result of a solicitation made by such Agent during the term of the Distribution
Agreement:

          Term                        Commission Rate
From 9 months to less than 1 year          .125%
From 1 year to less than 18 months         .150%
From 18 months to less than 2 years        .200%
From 2 years to less than 3 years          .250%
From 3 years to less than 4 years          .350%
From 4 years to less than 5 years          .450%
From 5 years to less than 6 years          .500%
From 6 years to less than 7 years          .550%
From 7 years to less than 10 years         .600%
From 10 years to less than 15 years        .625%
From 15 years to less than 20 years        .675%
From 20 years to 30 years                  .750%

                                                              EXHIBIT A



                      WILLAMETTE INDUSTRIES, INC.
              Medium-Term Note Administrative Procedures
                         ______________, 19__


          Medium-Term Notes, Series __ (the "Notes"), due from nine months to thirty years from date of issue are to be offered on a continuing basis by Willamette Industries, Inc. (the "Company"). ____________________ and _____________________ (individually, an
"Agent" and, collectively, the "Agents"), have agreed to solicit
purchases of the Notes.   The Agents will not be obligated to purchase
Notes for their own accounts. The Notes are being sold pursuant to a Distribution Agreement among the Company and the Agents dated ____________, 19__ (the "Distribution Agreement"). The Notes will rank equally with all other unsecured and unsubordinated debt of the Company and have been registered with the Securities and Exchange Commission (the "Commission"). The Chase Manhattan Bank (National Association) (the "Trustee") is the trustee under the indenture dated as of January 30, 1993 (the "Indenture"), covering the Notes.

          Administrative procedures to be followed during, and the specific terms of, the solicitation of offers by the Agents and the sale as a result thereof by the Company are explained below. Part I describes procedures of general applicability with respect to such Notes. Part II describes procedures specifically applicable to Certificated Notes (as defined below). Part III describes procedures specifically and exclusively applicable (any procedure in Part I to the contrary notwithstanding) to Book-Entry Notes (as defined below). The Company will advise each Agent and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery. To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, or the Distribution Agreement, the relevant provisions of the Notes, the Indenture, or the Distribution Agreement shall control.

          Each Note will be issued only in fully registered form and will be initially represented by either a global certificate (a
"Book-Entry Note") delivered to the Trustee, as agent for The
Depository Trust Company (the "Depositary") or a certificate delivered to a person designated by an Agent (a "Certificated Note").

          Pursuant to Sections 301 and 1002 of the Indenture, the Company has appointed the Trustee as Paying Agent (the "Paying Agent") for the Notes.

          All times referred to herein are New York City time.




             PART I:  PROCEDURES OF GENERAL APPLICABILITY

Maturities:        Each Note will mature on a date (the "Maturity
                   Date") not less than 9 months and not more than 30 years after the Original Issue Date thereof (the
                   "Settlement Date").

Price to Public:   Each Note will be issued at the percentage of
                   principal amount specified in the Prospectus (as defined in Section l(a) of the Distribution
                   Agreement) relating to the Notes (the
                   "Prospectus").

Currency:          The Notes will be denominated in U.S. dollars.

Denominations:     The denomination of any Note will be a minimum
                   $1,000 or any amount in excess thereof that is an integral multiple of $1,000.

Registration:      Notes will be issued only in fully registered form
                   without coupons.

Interest Payments: Except as set forth in the Note, each Note that is a Fixed Rate Note, as defined in the Prospectus, will bear interest from the Original Issue Date of such Note at the annual rate stated on the face thereof, payable semiannually on May 15 and November 15 of each year (each an "Interest Payment Date") and on the Maturity Date, subject to certain exceptions, and each Note that is a Floating Rate Note, as defined in the Prospectus, will bear interest as determined in the manner set forth on the face thereof, payable on the dates set forth on the face thereof. Interest (including payments for partial periods) on Fixed Rate Notes will be calculated on the basis of a 360-day year of 12 30-day months. Interest on Floating Rate Notes will be determined in the manner agreed upon by the Company and the purchaser thereof in accordance with the provisions of the Prospectus. The "Regular Record Date" with respect to any Interest Payment Date for Floating Rate Notes shall be the date 15 calendar days immediately preceding such Interest Payment Date, and for Fixed Rate Notes shall be the May 1 or November 1 next preceding such Interest Payment Date, whether or not such date shall be a Business Day. Notwithstanding the record date provisions above, interest payable on the Maturity Date will be payable to the person to whom the principal shall be payable except if the Original Issue Date of a Note is between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such Regular Record Date.

Procedure for      The Company and the Agents will discuss from
Rate Setting       time to time the aggregate principal amount of,
and Posting:       the issuance price of, and the interest
                   rates to be borne by, Notes that may be sold as a result of the solicitation of offers by the Agents.
                   If the Company decides to establish prices of, and rates borne by, any Notes to be sold (the establishment of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance         Unless otherwise agreed between the Company and
of Offers:         such Agent, any Agent that receives an offer to
                   purchase Notes will promptly advise the Company of
                   each such offer other than offers rejected by such
                   Agent as provided below.   The Company will have
                   the sole right to accept any such offer to purchase
                   Notes. The Company may reject any such offer in whole or in part.


                   Unless otherwise agreed between the Company and any Agent, each Agent may, in its discretion reasonably exercised, reject any offer to purchase Notes received by it in whole or in part.

Preparation of     If any offer to purchase a Note is accepted (in
Pricing            Section 3 (a) of the Distribution Agreement) by
Supplement:        or on behalf of the Company, the Company, with the
                   approval of the applicable Agent, will prepare a Pricing Supplement reflecting the terms of such Note and will arrange to have such Pricing
                   Supplement filed with the Commission no later than the fifth business day after the date it is first used and will supply at least ten copies thereof
                   (or additional copies if requested) to the applicable Agent and one copy to the Trustee not later than 5:00 p.m. on the Business Day following the acceptance of such offer, or if the Company and the Purchaser agree to settle on the date of such acceptance, not later than 12:00 Noon on such date.
                   In all respects, the Company will prepare and file each such Pricing Supplement in accordance with Rule 424 under the Act.


                   In each instance that a Pricing Supplement is prepared, each Agent will affix the Pricing Supplement to Prospectuses prior to the use of such Pricing Supplements. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Suspension of      The Company reserves the right, in its sole
Solicitation,      discretion, to instruct the Agents to suspend
Amendment or       at any time, for any period of time or
Supplement:        permanently, the solicitation of offers to purchase
                   Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicit-ation of offers to purchase

                   Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.


                   If the Company decides to amend or supplement the Registration Statement or the Prospectus (except in the case of a supplement of one of the types referred to in the parenthetical phrase in the first sentence of Section 4(a) of the Distribution Agreement), it will promptly advise the Agents and will furnish the Agents with the proposed amendment or supplement in accordance with the terms of the Distribution Agreement. After complying with the first sentence of Section 4(a) of the Distribution Agreement, the Company will transmit to the Commission for filing any such supplement to the Prospectus, provide the Agents with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission.

                   In the event that at the time the Company suspends solicitation of offers to purchase Notes there shall be any outstanding offers to purchase Notes that have been accepted by the Company but for which settlement has not yet occurred, the Company will promptly advise the Agents and the Trustee whether such sales may be settled and will advise the Agents whether copies of the Prospectus as supplemented to the time of the suspension may be delivered in connection with the settlement of such sales. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such sales may not be settled or that copies of the Prospectus as so supplemented may not be so delivered.

Delivery           Each Agent shall, for each offer to purchase a
of Prospectus:     Note that is solicited by such Agent and accepted
                   by the Company, deliver a copy of the Prospectus as most recently amended or supplemented with the earlier of the delivery of the confirmation of sale
                   (including, in the case of a Book-Entry Note, the confirmation through the Depositary's Institutional
                   Delivery System) or the Note or any written offer of a Note to the purchaser thereof or such purchaser's agent.

Confirmation:      For each offer to purchase a Note solicited by any
                   Agent and accepted by the Company, such Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

Authenticity of    The Company will cause the Trustee to furnish
Signatures:        each Agent from time to time with the specimen
                   signatures of each of the Trustee's officers, employees, or agents who have been authorized by the Trustee to authenticate Notes, but each Agent will have no obligation or liability to

                   the Company or the Trustee in respect of the authenticity of the signature of any officer, employee, or agent of the Company or the Trustee on any Note.

Payment of         Each Agent shall forward to the Company, from
Expenses:          time to time (but not more often than monthly), a
                   statement of the out-of-pocket expenses incurred by such Agent during the related period that are reimbursable to it pursuant to the terms of the Distribution Agreement. The Company will promptly remit payment to such Agent.

Advertising        The Company will determine with each Agent the
Costs:             amount of advertising, if any, that may be
                   appropriate in soliciting offers to purchase the Notes. Advertising expenses will be paid by the Company.

Settlement:        The Settlement Date with respect to any offer to
                   purchase Notes accepted by or on behalf of the Company will be a date on or before the fifth day that is a Business Day next succeeding the date of acceptance unless otherwise agreed by the purchaser and the Company and shall be specified upon acceptance of such offer. The term "Business Day" means each Monday, Tuesday, Wednesday, Thursday, and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.


         PART II:  PROCEDURE APPLICABLE TO CERTIFICATED NOTES

Interest:          Except as otherwise agreed with a Holder, interest
                   on the Certificated Notes will be paid by mailing a check to the Holder at the address of such Holder appearing on the Security Register (as defined in the Indenture). Within ten days following each Record Date, the Trustee will inform the Company of the total amount of the interest payments to be made by the Company on the next succeeding Interest
                   Payment Date. The Trustee will provide monthly to the Company a list of the principal and interest to be paid on Certificated Notes maturing in the next succeeding month.

Details for        For each offer to purchase a Certificated Note
Settlement:        received by any Agent and accepted pursuant to the
                   terms of the Distribution Agreement, such Agent will provide (unless provided by the purchaser directly to the Company) by telex, telecopy, or other means acceptable to the Company the following information (to the extent applicable) to the Company:

                   1.   Exact name of registered owner.

                   2.   Exact address of registered owner and address
                        for payment of principal and interest.
                   3.   Taxpayer identification number of registered
                        owner (if available).
                   4.   Principal amount of such Note.
                   5.   Interest rate or interest rate basis.
                   6. Index Maturity, Initial Interest Rate, Maximum Interest Rate, Minimum Interest Rate, Interest Reset Dates, Interest Payment Dates, Interest Reset Period, and Spread or Spread Multiplier.
                   7.   Issue price of such Note.
                   8.   Settlement Date.
                   9.   Stated maturity date.
                   10. Whether such Note can be redeemed prior to stated maturity and the terms of redemption.
                   11. Agent's commission to be paid in the form of a discount upon settlement.
                   12.  Net proceeds to the Company.
                   13.  If issued with original issue discount
                        ("OID"), the total amount of OID, the yield to stated maturity, and the initial accrual period OID.


                   Such Agent will advise the Company of the foregoing information (unless provided by the purchaser directly to the Company) for each offer to purchase a Certificated Note solicited by such Agent and accepted by the Company in time for the Trustee to prepare and authenticate the required Certificated Note. Before accepting any offer to purchase a Certificated Note to be settled in less than three Business Days, the Company shall verify that the Trustee will have adequate time to prepare and authenticate such Note.


                   After receiving from such Agent the details for each offer to purchase a Certificated Note, the Company will, after recording the details and any necessary calculations, provide appropriate documentation to the Trustee by telex, telecopy, or other means acceptable to the Trustee, including the information provided by such Agent necessary for the preparation and authentication of such Note. Prior to preparing such Note for delivery (but in any case no later than 11:00 a.m. on the Business Day next preceding the Settlement Date therefor), the Trustee may confirm the details of such issue with such Agent by telephone.

Note Deliveries    Upon receipt of appropriate documentation and
and Cash Payment:  instructions, the Company will cause the Trustee to prepare and authenticate the preprinted 4-ply Note packet containing the following documents in forms approved by the Company, the Agents, and the
                   Trustee:
                   1.   Note with customer confirmation.
                   2.   Stub 1--For the applicable Agent.
                   3.   Stub 2--For the Company.
                   4.   Stub 3--For the Trustee.

                   Each Certificated Note shall be authenticated on or before the Settlement Date therefor. The Trustee will authenticate each Certificated Note and deliver it to such Agent prior to 2:15 p.m. on the Settlement Date (and deliver the stubs as indicated above), all in accordance with written instructions (which may be in the form of telex or telecopy) from the Company. Such Agent shall acknowledge receipt of such Certificated Note by completing Stub 3 and returning it to the Trustee.


                   Upon verification by such Agent that such
                   Certificated Note has been prepared and properly authenticated by the Trustee and registered in the name of the purchaser in the proper principal amount, such Agent shall pay on the Settlement Date the issue price of such Certificated Note, less such Agent's Commission, directly to the Company in
                   immediately available funds.   Such payment shall
                   be made by wire transfer to First Interstate Bank of Oregon, ABA Number 12300123, for the account of Willamette Industries, Inc., Account Number 003-000013-2 or such other account as the Company shall designate to such Agent in writing. Such payment shall be made only upon prior receipt by such Agent of immediately available funds from or on behalf of the purchaser unless such Agent decides, at its option, to advance its own funds for such payment against subsequent receipt of funds from the purchaser.


                   Upon delivery of a Certificated Note to such Agent and payment to the Company, such Agent shall promptly deliver such Note to the purchaser and shall return Stub 2 (with the receipt thereon completed) to the Company.


                   In the event any Certificated Note is incorrectly prepared, the Trustee shall promptly issue a replacement Certificated Note in exchange for the incorrectly prepared Certificated Note.

Fails: If the purchaser of a Certificated Note shall fail to make payment therefor on the Settlement Date, such Agent will promptly notify the Trustee and the Company by telephone, promptly confirmed in writing (but no later than the next Business Day). In such event, the Company shall promptly provide the Trustee with appropriate documentation and instructions consistent with these procedures for the return of the Certificated Note to the Trustee and such Agent will promptly return the Certificated Note to the Trustee. If such

                   Agent, at its own option, has advanced its own funds for payment against subsequent receipt of funds from the purchaser, then upon (i) confirmation from the Trustee in writing (which may be given by telex or telecopy) that the Trustee has received the Certificated Note and upon (ii) confirmation from such Agent in writing (which may be given by telex or telecopy) that such Agent has not received payment from the purchaser (the matters referred to in clauses (i) and (ii) are referred to hereinafter as the "Confirmations"), the Company will promptly pay to such Agent an amount in immediately available funds equal to the amount previously paid by such Agent in respect of such Certificated Note.


                   Assuming receipt of the Certificated Note by the Trustee and of the Confirmations by the Company, such payment will be made on the Settlement Date, if reasonably practical, and in any event not later than the Business Day following the date of receipt of the Certificated Note and Confirmations. If a purchaser shall fail to make payment for the Certificated Note for any reason other than the failure of such Agent to provide the necessary information to the Company as described above for settlement or to provide a confirmation to the purchaser within a reasonable period of time as described above or otherwise to satisfy its obligation hereunder or in the Distribution Agreement, and if such Agent shall have otherwise complied with its obligations hereunder and in the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.


                   Immediately upon receipt of the Certificated Note in respect of which the fail occurred, the Trustee will void said Note, make appropriate entries in its records and destroy the Certificated Note; and upon such action, the Certificated Note will be deemed not to have been issued, authenticated, and delivered.

Trustee Not to     Nothing herein shall be deemed to require the
Risk Funds:        Trustee to risk or expend its own funds in
                   connection with any payment to the Company, or any Agent or the purchaser, it being understood by all parties that any payments that may be made by the Trustee to either the Company or any Agent shall be made only to the extent that funds are provided to the Trustee for such purpose.


          PART III: PROCEDURES APPLICABLE TO BOOK-ENTRY NOTES

           In connection with the qualification of Book-Entry Notes for eligibility in the book-entry system maintained by the Depositary, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligation under a Letter of Representations from the

Company and the Trustee, to the Depositary, dated ____________, 1994, and a Medium-Term Note Certificate Agreement dated March 10, 1989, between the Trustee and the Depositary (the "Certificate Agreement"), and the obligations of the Trustee as a participant in the Depositary, including the Depositary's Same-Day Funds Settlement System ("SDFS"). It is understood that the ownership interests of purchasers of Book-Entry Notes will be credited to the book-entry accounts of one or more participants in the Depositary (each a "Participant") in accordance with the Depositary's customary practices and reflected in the records of such Participants or one or more indirect participants in the Depositary designated by such purchasers in accordance with the arrangements between such purchasers and such Participants and indirect participants.

Issuance:          All Fixed Rate Notes that are Book-Entry Notes and
                   have the same original issue date, redemption
                   provisions, Interest Payment Dates, interest rate,
                   Interest Payment Periods, and stated maturity
                   (collectively, the "Fixed Rate Terms") will be
                   represented initially by a single global
                   certificate in fully registered form without
                   coupons; and all Floating Rate Notes that are
                   Book-Entry Notes and have the same original issue
                   date, redemption provisions, Interest Payment
                   Dates, Interest Reset Dates, Interest Reset
                   Periods, Interest Payment Periods, Initial Interest
                   Rate, Index Maturity, Spread, or Spread Multiplier,
                   if any, Minimum Interest Rate, if any, Maximum
                   Interest Rate, if any, and stated maturity
                   (collectively, the "Floating Rate Terms") will be
                   represented initially by a single global
                   certificate in fully registered form without
                   coupons.
Identification:    The Trustee has arranged with the CUSIP Service
                   Bureau of Standard & Poor's Corporation (the "CUSIP
                   Service Bureau") for the reservation of
                   approximately 900 CUSIP numbers that have been
                   reserved for future assignment and relating to
                   Book-Entry Notes, and the Trustee has delivered to
                   the Company and the Depositary such list of such
                   CUSIP numbers.   The Trustee will assign CUSIP
                   numbers to Book-Entry Notes as described below
                   under Settlement Procedure B and shall promptly
                   notify the Agents of such CUSIP numbers.   The
                   Depositary will notify the CUSIP Service Bureau
                   periodically of the CUSIP numbers that the Trustee
                   has assigned to Book-Entry Notes.   The Trustee
                   will notify the Company at any time when fewer than
                   100 of the reserved CUSIP numbers remain unassigned
                   to Book-Entry Notes, and, if it deems necessary,
                   the Trustee will reserve additional CUSIP numbers
                   for assignment to Book-Entry Notes.   Upon
                   obtaining such additional CUSIP numbers, the Trustee will deliver a list of such additional numbers to the Company and the Depositary.
                   Book-Entry Notes having an aggregate principal amount in excess of $150,000,000 and otherwise required to be represented by the same global certificate will instead be represented by two or more global certificates which shall all be assigned the same CUSIP number.

Registration:      Each Book-Entry Note will be registered in the name
                   of Cede & Co., as nominee for the Depositary, on the Security Register maintained by the Trustee under the Indenture. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of Outstanding Book-Entry Notes as of the immediately preceding Business Day.

Transfers:         Transfers of interests in a Book-Entry Note will be
                   effected in accordance with arrangements in effect between Participants (and in certain cases, one or more indirect participants in the Depositary) and the beneficial transferors and the beneficial transferees of such Book-Entry Note, and the interests of Participants therein will be reflected as appropriate by book entries made by the Depositary.

Exchanges:         The Trustee may deliver to the Depositary and the
                   CUSIP Service Bureau at any time a written notice
                   specifying (a) the CUSIP numbers of two or more
                   Book-Entry Notes (i) having the same Fixed Rate
                   Terms or Floating Rate Terms, as the case may be
                   (except that original issue dates and, in the case
                   of Floating Rate Terms, initial interest rate need
                   not be the same), (ii) for which interest (if any)
                   has been paid to the same date, and (iii) which
                   otherwise constitute Notes of the same series and
                   tenor under the Indenture; (b) a date, occurring at
                   least 30 days after such written notice is
                   delivered and at least 30 days before the next
                   Interest Payment Date (if any) for such Book-Entry
                   Notes, on which such Book-Entry Notes shall be
                   exchanged for a single replacement Book-Entry Note;
                   and (c) a new CUSIP number, obtained from the
                   Company, to be assigned to such replacement
                   Book-Entry Note.   Upon receipt of such a notice,
                   the Depositary will send to its participants
                   including the Trustee) a written reorganization
                   notice to the effect that such exchange will occur
                   on such date.   Prior to the specified exchange
                   date, the Trustee will deliver to the CUSIP Service
                   Bureau a written notice setting forth such exchange
                   date and the new CUSIP number and stating that, as
                   of such exchange date, the CUSIP numbers of the
                   Book-Entry Notes to be exchanged will no longer be
                   valid.  On the specified exchange date, the Trustee
                   will exchange such Book-Entry Notes for a single
                   Book-Entry Note authenticated by the Trustee and
                   bearing the new CUSIP number, and the CUSIP numbers
                   of the exchanged Book-Entry Notes will, in
                   accordance with CUSIP Service Bureau procedures, be
                   retired and not reassigned.   Notwithstanding the
                   foregoing, if the Book-Entry Notes to be exchanged exceed $150,000,000 in aggregate principal amount, one replacement Book-Entry Note will be authenticated and issued to represent each $150,000,000 of principal amount of the exchanged
                   Book-Entry Notes and an additional

                   Book-Entry Note will be authenticated and issued to represent any remaining principal amount of such Book-Entry Notes (see "Denominations" below).

Denominations:     Book-Entry Notes shall be in minimum denominations
                   of $1,000 and any larger denomination which is an integral multiple of $1,000.

Interest:          General.  The Depositary will arrange for each
                   pending deposit message described under Settlement
                   Procedure C below to be transmitted to Standard &
                   Poor's Corporation, which will use the message to include certain information regarding the related
                   Book-Entry Notes in the appropriate daily bond report published by Standard & Poor's Corporation.


                   Notice of Interest Payments and Regular Record Dates. On the first Business Day of January, April, July, and October of each year, the Trustee will deliver to the Company and to the Dividend Department of the Depositary a written list of Regular Record Dates and Interest Payment Dates that will occur during the six-month period beginning on such first Business Day with respect to Book-Entry Notes that are Floating Rate Notes. Promptly after each Interest Determination Date for Book-Entry Notes that are Floating Rate Notes, the Trustee will notify Standard & Poor's Corporation of the interest rates determined on such Interest Determination Date.

Payments of        Payments of Interest Only.  Promptly after each
Principal          Regular Record Date, the Trustee will deliver
and Interest:      to the Company and to the Dividend Department of
                   the Depositary a written notice specifying by CUSIP number the amount of interest (if any) to be paid on each Book-Entry Note on the following Interest
                   Payment Date (other than an Interest Payment Date coinciding with the Maturity of such Note) and the total of such amounts. The Depositary will confirm the amount payable (if any) on each Book-Entry Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's
                   Corporation.  On such Interest Payment Date, the
                   Company will pay to the Trustee, and the Trustee in turn will pay to the Depositary, such total amount of interest due (other than at Maturity of such Note), at the times and in the manner set forth below under "Manner of Payment."


                   Payments at Maturity.  On or about the first
                   Business Day of each month, the Trustee will deliver to the Company and to the Depositary a written list of principal, premium, if any, and interest to be paid on each Book-Entry Note maturing either at stated maturity or on a Redemption Date ("Maturity") in the following month. The Trustee, the Company, and the Depositary will confirm the amounts of such

                   principal, premium, if any, and interest payments with respect to each such Book-Entry Note on or about the fifth Business Day preceding the Maturity of such Book-Entry Note. At such Maturity, the Company will pay to the Trustee, and the Trustee in turn will pay to the Depositary, the principal amount of such Book-Entry Note, together with premium, if any, and interest due at such Maturity, at the times and in the manner set forth below under "Manner of Payment." Promptly after payment to the Depositary of the principal, premium, if any, and interest due at the Maturity of a Book-Entry Note, the Trustee will cancel such Book-Entry Note.


                   Manner of Payment. The total amount of any principal, premium, and interest due on Book-Entry Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee, in funds immediately available for use by the Trustee as of 9:30 a.m., on such date. The Company will make such payment on such Book-Entry Notes by wire transfer to the Trustee or by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee. The Company will confirm such instructions in writing to the Trustee. Prior to 10:00 a.m. on each Maturity Date or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by the Depositary) to an account at the Federal Reserve Bank of New York previously specified by the Depositary, in funds available for immediate use by the Depositary, each payment of principal, premium, if any, and interest due on Book-Entry Notes on such date; and as to other interest payments, the Trustee will pay the Depositary in same-day funds on the Interest Payment Date in accordance with existing arrangements between the Trustee and the Depositary. Thereafter on each such date, the Depositary will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Book-Entry Notes are recorded in the book-entry system maintained by the Depositary. Once payment has been made to the Depositary, neither the Company nor the Trustee shall have any responsibility or liability for the payment by the Depositary of the principal of, or premium, if any, or interest on, the Book-Entry Notes to such Participants.

Settlement         Settlement Procedures with regard to each
Procedures:        Book-Entry Note sold by each Agent, as agent of the
                   Company, will be as follows:

                   A.   After the acceptance of an offer by the
                        Company with respect to a Book Entry Note, the Agent or Purchaser, as the case may be, will communicate the following details

                        (to the extent applicable) of the terms of such offer (the "Book Entry Sale Information") to the Company by telephone confirmed in writing or by facsimile transmission or other acceptable written means:

                        1.   Exact name of registered owner.
                        2.   Exact address of registered owner and
                             address or payment of principal and
                             interest.
                        3.   Taxpayer identification number of
                             registered owner (if available).
                        4.   Principal amount of such Note.
                        5.   Interest rate or interest rate basis.
                        6.   Index Maturity, Initial Interest Rate,
                             Maximum Interest Rate, Minimum Interest
                             Rate, Interest Reset Dates, Interest
                             Payment Dates, Interest Reset Period, and
                             Spread or Spread Multiplier.
                        7.   Issue price of such Note.
                        8.   Settlement Date.
                        9.   Stated maturity date.
                        10. Whether such Note can be redeemed, prior to stated maturity and the terms of redemption.
                        11. Agent's commission to be paid in the form of a discount upon settlement.
                        12.  Net proceeds to the Company.
                        13.  If issued with OID, the total amount of
                             OID, the yield to stated maturity, and
                             the initial accrual period OID.

                   B. Upon receiving the Book-Entry Sale Information from the Agent or the Purchaser, as the case may be, the Company will advise the Trustee by telephone (and will provide appropriate confirming documentation to the Trustee by telex, telecopy, or other means acceptable to the Trustee) of the Book-Entry Sale Information received from the Agent or the Purchaser, as the case may be, and the name of such Agent.

                   C. The Trustee will assign a CUSIP number to the Book-Entry Note and will communicate to the Depositary, such Agent, Standard & Poor's Corporation and Interactive Data Corporation, through the Depositary's Participant Terminal System, a pending deposit message (the form of which has been previously furnished by the Trustee) specifying the following settlement information:

                        1.   The Book-Entry Sale Information.
                        2. Identification numbers of the participant accounts maintained by the Depositary on behalf of the Trustee and such Agent
                        3.   Identification as a Fixed Rate Note or
                             Floating Rate Note.

                        4.   Initial Interest Payment Date for such
                             Note, number of days by which such date
                             succeeds the related record date for
                             Depositary purposes (or, in the case of
                             Floating Rate Notes that reset daily or
                             weekly, the date five calendar days
                             preceding such Initial Interest Payment
                             Date) and, if then calculable, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Trustee) .
                        5.   CUSIP number of the Book-Entry Note.
                        6.   Whether the global certificate for such
                             Book-Entry Note will represent any other
                             Book-Entry Notes issued or to be issued
                             (to the extent then known).
                        7.   The frequency of interest payments on
                             such Book-Entry Note.

                   D. The Company will complete and deliver to the Trustee a Book-Entry Note, and the Company will instruct the Trustee by facsimile trans-mission or other acceptable written means to authenticate such Book-Entry Note, to register such Book-Entry Note in the name of Cede & Co., as nominee of the Depositary, and to effect delivery thereof to the Depositary by the Trustee's possession of such authenticated Book-Entry Note as agent for the Depositary; and the Trustee will complete such Book-Entry Note, if necessary, and authenticate such Book-Entry Note.

                   E. The Depositary will credit such Book-Entry Note to the participant account of the Trustee maintained by the Depositary.

                   F. The Trustee will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary (i) to debit such Book-Entry Note to the Trustee's participant account and credit such Book-Entry Note to the participant account of the Agent or the Purchaser, as the case may be, maintained by the Depositary and (ii) to debit the settlement account of the Agent or the Purchaser, as the case may be, and credit the settlement account of the Trustee maintained by the Depositary, in an amount equal to the price of such Book-Entry Note less such Agent's commission or Purchaser's discount, as
                        the case may be.   Any entry of such a deliver
                        order shall be deemed to constitute a
                        confirmation by the Trustee to the Depositary that (i) the Book-Entry Note has been issued and authenticated and (ii) the Trustee is holding such Book-Entry Note as agent of the Depositary pursuant to the Certificate Agreement.

                   G. The Agent or the Purchaser, as the case may be, will enter an SDFS deliver instruction through the Depositary's

                        Participant Terminal System instructing the
                        Depositary (i) to debit such Book-Entry Note, or portion thereof, to the participant account of such Agent or Purchaser and credit such Book-Entry Note, or portion thereof, to the participant account of the Participants maintained by the Depositary and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent or Purchaser maintained by the Depositary in an amount equal to the price of such Book-Entry Note.

                   H. Transfers of funds in accordance with SDFS deliver orders described in Settlement
                        Procedures F and G will be settled in
                        accordance with SDFS operating procedures in effect on the Settlement Date.

                   I.   The Trustee will wire transfer to First
                        Interstate Bank of Oregon, ABA
                        Number 12300123, for the account of Willamette Industries, Inc., Account Number 003-000013-2, or such other account as the Company shall designate to the Trustee in writing, funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure F.

                   J.   The Trustee will, at the request of the
                        Company, send a copy of the Book-Entry Note by first-class mail to the Company together with a statement setting forth the principal amount of Notes Outstanding and of Book-Entry Notes Outstanding as of the related Settlement Date after giving effect to such transaction and all other offers to purchase Notes of which the Company has advised the Trustee but that have not yet been settled.

                   K. The Agent or the Purchaser, as the case may be, will confirm the purchase of such Book-Entry Note to the purchaser either by transmitting to the Participants with respect to such Book-Entry Note a confirmation order through the Depositary's Participant Terminal System or by mailing written confirmation to such purchaser.

                   L. Notwithstanding the foregoing, the Agent shall in all cases take the actions described under the captions "Delivery of Prospectus" and "Confirmation" in Part I of these Administrative Procedures, at the time or times specified under such captions for such actions.

Settlement         For orders of Book-Entry Notes accepted by the
Procedures         Company, Settlement Procedures "A" through "L"
Timetable:         set forth above shall be completed as soon as
                   possible but not later than the respective times set forth below:

Settlement
Procedure:         Time

A                  11:00 a.m. on the trade date
B                  12:00 Noon on the trade date
C                  2:00 p.m. on the trade date
D                  3:00 p.m. on the Business Day before Settlement
                   Date by the Company and 9:00 a.m. on the Settlement
                   Date by the Trustee
E                  10:00 a.m. on Settlement Date
F-G                2:00 p.m. on Settlement Date
H                  4:45 p.m. on Settlement Date
I-L                5:00 p.m. on Settlement Date

                   If a sale is to be settled more than one Business Day after the trade date, Settlement Procedures A, B, and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after the trade date. In connection with a sale that is to be settled more than one Business Day after the trade date, if the Initial Interest Rate for a Floating Rate Note is not known at the time that Settlement Procedure A is completed, Settlement Procedures B and C shall be completed as soon as such rates have been determined, but no later than 11:00 a.m. and 2:00 p.m., respectively, on the second Business Day before the Settlement Date. Settlement Procedure H is subject to extension of Fedwire closing deadlines, and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                   If settlement of a Book-Entry Note is rescheduled or canceled, the Company will as soon as practicable give the Trustee notice to such effect. The Trustee will deliver to the Depositary, through the Depositary's Participant Terminal System, a cancellation message (the form of which has been previously furnished to the Trustee by the Depositary) to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled Settlement Date (provided the Trustee received such notice from the Company by noon on the Business Day immediately preceding the Settlement Date) and in any case as soon as practicable. A copy of such message will be routed through the facilities of the Depositary to the Agent and Standard & Poor's Corporation.

Fails: If the Trustee fails to enter in timely fashion an SDFS deliver order with respect to any portion of a Book-Entry Note pursuant to Settlement Procedure F, or if the Agent or the Purchaser, as the case may be, fails to enter in timely fashion an SDFS deliver order with respect to such Book-Entry Note pursuant to

                   Settlement Procedure G, the Trustee may deliver to the Depositary, through the Depositary's Participant Terminal System, as soon as practicable a withdrawal message (the form of which has been previously furnished to the Trustee by the Depositary) instructing the Depositary to debit such Book-Entry Note to the participant account of the Trustee maintained at the Depositary. A copy of such message will be routed through the facilities of the Depositary to such Agent or Purchaser. The Depositary will process the withdrawal message, provided that such participant account contains Book-Entry Notes having the same Fixed Rate Terms or Floating Rate Terms as the case may be, having an aggregate principal amount that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Book-Entry Notes represented by a particular global certificate, the Trustee will cancel immediately such global certificate, make appropriate entries in its records and, unless otherwise instructed by the Company, destroy the global certificate. The CUSIP number assigned to such global certificate shall, in accordance with CUSIP Service Bureau procedures, be retired and not reassigned. If withdrawal messages are processed with respect to only a portion of the Book-Entry Notes represented by a particular global certificate, the Trustee will exchange such global certificate for two global certificates authenticated by the Trustee, one of which shall represent the Book-Entry Notes for which withdrawal messages are processed and shall be canceled by the Trustee and destroyed immediately after issuance, and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered global certificate and shall bear the CUSIP number of the surrendered global certificate. The Company will reimburse such Agent on an equitable basis for its loss of the use of funds during any period when the funds were credited to the account of the Company in connection with such attempted settlement.

                   If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof or by a person, including an indirect participant in the Depositary, acting on behalf of such purchaser (other than the Purchaser, if any), such Participants and, in turn, the Agent or the Purchaser, as the case may be, may enter SDFS deliver orders through the Depositary's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures F and G, respectively. Immediately thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. The Company will reimburse such Agent on an equitable basis for its loss of the use of funds during any period when the funds

                   were credited to the account of the Company in connection with such attempted settlement.

                   Notwithstanding the foregoing, upon any failure to settle with respect to any portion of a Book-Entry Note, the Depositary may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to any portion of a Book-Entry Note that was to have been represented by a global certificate also representing other Book-Entry Notes, the Trustee will provide, in accordance with Settlement Procedures D and E, for the authentication and issuance of a global certificate representing the remaining principal amount to have been represented by such global certificate and will make appropriate entries in its records.

Trustee Not to     Nothing herein will be deemed to require the
Risk Funds:        Trustee to risk or expend its own funds in
                   connection with any payment to the Company, the Agents or the Depositary, it being understood by all parties that payments made by the Trustee to any party will be made only to theextent that funds are provided to the Trustee for such purpose.



                                                              EXHIBIT B

                      WILLAMETTE INDUSTRIES, INC.
                     Medium-Term Notes, Series __
           Due from 9 Months to 30 Years from Date of Issue


                            TERMS AGREEMENT



                                                _________________, 19__


Willamette Industries, Inc.
3800 First Interstate Tower
1300 S.W. Fifth Avenue
Portland, Oregon  97201

Attention:  Secretary

                   Subject in all respects to the terms and conditions of the Distribution Agreement dated ____________, 19___, among _____________________ and __________________________ and you (the
"Agreement") the undersigned agrees to purchase the following Notes of Willamette Industries, Inc.:

Aggregate Principal Amount:

Stated Maturity:

Redemption terms:

Purchase price (including
  accrued interest or amortization if applicable):

Interest:

  Rate if fixed rate:

  Terms if floating rate:

     Initial interest rate:
     Interest rate basis (CD, Commercial Paper, Federal Funds, LIBOR (Reuters or Telerate), Prime, Treasury):




     Index Maturity:
     Maximum and minimum interest rate limitations, if any:
     Spread, if any:
     Spread multiplier, if any:
     Interest reset dates:
     Interest reset period:
     Interest payment period:
     Interest payment dates:
     Calculation agent:

Closing date, time and location:
Type of funds for payment:

Period during which debt securities
of the Company may not be offered or
sold pursuant to Section 4(l) of the
Agreement:

Modification, if any, in the requirements to deliver the documents specified in Section 6(b) of the Agreement (including, without limitation, opinions in addition to those specified in clause (ii) thereof as to the qualification of the Company as a foreign corporation in certain jurisdictions and that the issuance of such Notes will not violate any agreement of the Company):

Other terms:

                               Very truly yours,



By:_______________________     and/or  By:_______________________
    Name:                                    Name:
    Title:                            Title:


Accepted and agreed to:

WILLAMETTE INDUSTRIES, INC.

By: ______________________
    Name:
    Title:




